As filed with the Securities and Exchange Commission on July 15, 1997

                                            Registration No. 333-__________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              BLESSINGS CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

             Delaware                                      13-5566477
 (State or Other Jurisdiction of                    (I.R.S. Employer ID No.)
  Incorporation or Organization)

       200 Enterprise Drive
      Newport News, Virginia                                  23603
(Address of Principal Executive Office)                      (Zip Code)

                              BLESSINGS CORPORATION
                          1997 Long-Term Incentive Plan
                            (Full Title of the Plan)

                                Wayne A. Durboraw
                              Blessings Corporation
                              200 Enterprise Drive
                             Newport News, VA 23603
                     (Name and Address of Agent for Service)

                                 (757) 887-2100
                          (Telephone Number, Including
                        Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE
================================================================================
                                    Proposed
       Title of                         Proposed         Maximum
      Securities         Amount          Maximum        Aggregate    Amount of
        to be             to be       Offering Price     Offering   Registration
      Registered        Registered     Per Share(1)      Price(1)      Fee(1)
================================================================================
Common Stock,
($.71 par value          150,000        $ 10.56      $ 1,584,000.00    $ 480.00
per share)
================================================================================
(1) Pursuant to Rules 457(c) and 457(h), the registration fee was computed using $10.56 per share of Common Stock, the average of the high and low prices reported in the consolidated reporting system of the American Stock Exchange on July 11, 1997.

Exhibit Index can be found on page 8.

================================================================================

                                     PART II
                      INFORMATION REQUIRED IN REGISTRATION
                    STATEMENT AND NOT REQUIRED IN PROSPECTUS


         Item 3:  Incorporation of Documents by Reference.

         The following  documents filed by Blessings  Corporation (the "Company"
or  the  "Registrant")   with  the  Securities  and  Exchange   Commission  (the
"Commission"), are incorporated herein by reference and made a part hereof:

                  (a) The Company's Annual Report on Form 10-K for the Company's fiscal year ended December 31, 1996 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act").

                  (b) All reports filed by the Company pursuant to Section 13(a) of the 1934 Act since the end of the Company's fiscal year ended December 31, 1996.

                  (c) The description of the Company's Common Stock registered under the 1934 Act contained in the Company's Registration Statement on Form S-8, Registration Statement No. 2-45391, effective September 21, 1972.

                  All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents.

                  Any statement contained in a document incorporated into this Registration Statement by reference shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is or is deemed to be incorporated into this Registration Statement by reference modifies or replaces such statement.

         Item 4:  Description of Securities.

         Not applicable.

         Item 5:  Interest of Named Experts and Counsel.

         Not applicable.

         Item 6:  Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of Delaware provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation (a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys fees) incurred in connection with defense of settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

         Article VI of the Company's Bylaws requires indemnification to the full extent permitted under Delaware law as from time to time in effect. Subject to any limitations imposed by Delaware law, the Bylaws provide an unconditional right to indemnification for all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred by any person in connection with any actual or threatened proceeding (including, to the extent permitted by law, any derivative action) by reason of the fact that such person is or was serving as a director or officer of the Company or, at the request of the Company, of another corporation, partnership, joint venture, trust or other enterprise, including an employee benefit plan. The Bylaws also provide that the Company may, by action of its Board of Directors, provide indemnification to its employees and agents with the same scope and effect as the foregoing indemnification of directors and officers.

         Officers and directors of the Company are covered by insurance which (with certain exceptions and within certain limitations) indemnifies them against losses and liabilities arising from any alleged "wrongful act" including any alleged error or misstatement or misleading statement, or wrongful act or omission or neglect or breach of duty.

         Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payments of unlawful dividends or unlawful stock repurchases or redemptions, or
(iv) for any transaction from which the director derived an improper personal benefit.

         Article Twelfth of the Certificate of Incorporation of the Company provides that to the full extent that the Delaware General Corporation Law, as it now exists or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of such Article Twelfth shall not adversely affect any right or protection of a director of the Company for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

         Item 7:  Exemption from Registration Claimed.

         Not applicable.

         Item 8:  Exhibits.

                  4.1 Certificate of Incorporation of the Company and all amendments through Amendment dated December 15, 1994 (incorporated herein by reference to the Company's Form 10-K for the year ended December 31, 1994 filed with the Commission on or about March 28, 1995).

                  4.2 Bylaws of the Company, as amended (incorporated herein by reference to the Company's Registration Statement on Form S-8 filed with the Commission on or about October 16, 1993).

                  * 5.1    Opinion of Kaufman & Canoles, P.C.

                  *15.1    Letter re: unaudited financial information.

                  *23.1    Consent of Deloitte & Touche LLP.

                  *23.2 Consent of Kaufman & Canoles  (included in opinion filed as Exhibit 5.1).

                  *24.1 Power of Attorney (included on the signature pages hereto).

                  *99.1    Blessings Corporation 1997 Long-Term Incentive Plan.


* Filed herewith.

         Item 9:  Undertakings.

     (a)      The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new
Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.
     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed it he Act and will be governed by the final adjudication of such issue

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport News, Virginia, on this day of July 11, 1997.

                                   BLESSINGS CORPORATION



                                   By: /s/Elwood M. Miller
                                          Elwood M. Miller
                                          President and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints James P. Luke and Wayne A. Durboraw, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities an on the dates indicated:

         Witness our hands and common seals on the date set forth below.


Signature

/s/Leonard Birnbaum                       July 11, 1997
Leonard Birnbaum, Director

/s/Joseph J. Harkins                      July 11, 1997
Joseph J. Harkins, Director

/s/John M. Hogg                           July 11, 1997
John M. Hogg, Director

/s/James P. Luke                          July 11, 1997
James P. Luke, Executive Vice
President, Chief Financial Officer,
Secretary and Director
(Principal Financial Officer)

/s/John W. McMackin                       July 11, 1997
John W. McMackin, Chairman of the
Board, Director

/s/Elwood M. Miller                       July 11, 1997
Elwood M. Miller, President and Chief
Executive Officer and Director
(Principal Executive Officer)

/s/Richard C. Patton                      July 11, 1997
Richard C. Patton, Director

/s/Manuel Villarreal G.                   July 11, 1997
Manuel Villarreal G.,
President and Chief Executive Officer of
NEPSA, Director

/s/Robert E. Weber                        July 11, 1997
Robert E. Weber, Director

/s/J. Donovan Williamson                  July 11, 1997
J. Donovan Williamson, Director

/s/Philip C. Williamson                   July 11, 1997
Philip C. Williamson, Director

/s/Wayne A. Durboraw                      July 11, 1997
Wayne A. Durboraw, Controller
(Principal Accounting Officer)

                                  EXHIBIT INDEX

         The following exhibits are filed herewith unless otherwise indicated:

                                                                   Sequentially
Exhibit                                                              Numbered
Number                     Exhibit                                     Page
4.1      Certificate of Incorporation of the Company and all
         amendments through Amendment dated December 15, 1994 (incorporated herein by reference to the Company's Form 10-K for the year ended December 31, 1994 filed * with the Commission on or about March 28,
         1995).
4.2      Bylaws of the Company,  as amended  (incorporated
         herein by reference to the  Company's Registration              *
         Statement  on  Form  S-8  filed  with the Commission
         on or about October 16, 1993).
**5.1    Opinion of Kaufman & Canoles, P.C.                              10
**15.1   Letter re: unaudited financial information.                     12
**23.1   Consent of Deloitte & Touche LLP.                               14
**23.2   Consent of Kaufman & Canoles (included in opinion
         filed as Exhibit 5.1)                                           10
**24.1   Power of Attorney (included on the signature pages hereto).      8
**99.1   Blessings Corporation 1997 Long-Term Incentive Plan.            16

----
* Not filed  herewith.  In accordance  with Rule 12b-32 of the General Rules and
Regulations  under  the  Securities   Exchange  Act  of  1934,  the  exhibit  is
incorporated by reference.
**Filed herewith.

                                                                  EXHIBIT 5.1

                               KAUFMAN & CANOLES
                           A PROFESSIONAL CORPORATION
                        ATTORNEYS AND COUNSELORS AT LAW
                              ONE COMMERCIAL PLACE
                              POST OFFICE BOX 3037
                            NORFOLK, VIRGINIA 23514
                                 (757) 524-3000
                               FAX (757) 624-3169


700 PAVILION CENTER                                       11817 CANON BOULEVARD
POST OFFICE BOX 626                                                   SUITE 408
VIRGINIA BEACH, VIRGINIA  23451                   NEWPORT NEWS, VIRGINIA  23606
                                                          E-MAIL:  @KAUFCAN.COM


                                 July 15, 1997



Blessings Corporation
200 Enterprise Drive
Newport News, VA  23603

Dear Sirs:

     In connection with the registration on Form S-8 ("Registration Statement") under the Securities Act of 1933, as amended, of 150,000 shares ("Shares") of Common Stock of Blessings Corporation ("Company"), which may be issued pursuant to the terms of the Company's 1997 Long-Term Incentive Plan ("Plan"), we hereby advise you that in our opinion the Shares will be validly issued, fully paid and non-assessable upon issuance pursuant to the terms of the Plan.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                             Sincerely,

                                             /s/Kaufman & Canoles

                                             KAUFMAN & CANOLES, a professional
                                             corporation

0421361.01

                                                                  EXHIBIT 15.1











July 15, 1997



Blessings Corporation
Newport News, Virginia

We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited financial information of Blessings Corporation and subsidiaries for the periods ended March 31, 1997 and 1996, as indicated in our report dated April 18, 1997; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which was included in your Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, is being used in this Registration Statement.

We also are aware that the aformentioned reports, pursuant to Rule 436(c) under the Securities Act of 1933, are not considered a part of the Registration
Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.



DELOITTE & TOUCHE LLP
Richmond, Virginia

                                                                  EXHIBIT 23.1











INDEPENDENT AUDITOR'S CONSENT



We consent to the incorporation by reference in this Registration Statement of Blessings Corporation on Form S-8 of our reports dated February 21, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-K of Blessings Corporation for the year ended December 31, 1996.



DELOITTE & TOUCHE LLP
Richmond, Virginia
July 15, 1997

                                                                 EXHIBIT 99.1
                             BLESSINGS CORPORATION
                          1997 LONG-TERM INCENTIVE PLAN


     1. Objectives. The Company has established the Plan as an incentive to attract and retain dedicated and loyal employees and directors of outstanding ability, to stimulate the efforts of such persons in meeting the Company's objectives and to encourage ownership of the Company's common stock by employees and directors.

     2.        Definitions

     2.1 "Award" shall mean the grant of any form of stock option to a Plan Participant pursuant to such terms, conditions, performance requirements, and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

     2.2 "Award Agreement" shall mean an agreement between the Company and a Participant that sets forth the terms, conditions, performance requirements, and limitations applicable to an Award.

     2.3      "Board" shall mean the board of directors of the Company.

     2.4 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     2.5 "Committee" shall mean the compensation committee of the Board, which for purposes of making Awards under this Plan shall be comprised solely of two or more directors that are (i) Non-Employee Directors and (ii) Outside Directors.

     2.6 "Company" shall mean Blessings Corporation, a Delaware corporation, and its subsidiaries, including subsidiaries of subsidiaries.

     2.7 "Disability" shall mean any medically determinable physical or mental impairment rendering an individual unable to engage in any substantial gainful activity, which disability can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

     2.8 "Early Retirement," for employee participants, shall mean retirement from active employment with the Company pursuant to early retirement provisions of the Company's pension plan. For directors participants that are not employees, "Early Retirement" shall mean retirement from membership on the Board with the consent of the Committee.

     2.9 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

     2.10 "Fair Market Value" shall mean the average of the high and low prices of a share of common stock of the Company on the American Stock Exchange Composite Reporting Tape for the date in question, provided that, if no sales of a share of common stock were made on the American Stock Exchange on that date, the average of the high and low prices of the common stock as reported for the most recent preceding day on which sales of common stock were made on the American Stock Exchange.

     2.11 "Involuntary Separation without Cause" shall mean a termination of employment by the Company for reasons other than substantial failure to perform duties, material violation of Company policies, unethical activities, misconduct, fraud, or commission of an illegal act; provided that, Involuntary Separation without Cause does not include a resignation or a voluntary separation from employment, in either case initiated by a Participant.

     2.12 "Non-Employee Director" shall have the meaning given that term under Rule 16b-3(b)(3) as promulgated by the SEC pursuant to the Exchange Act, or any successor rule.
     2.13 "Outside Director" shall have the meaning given that term under Code Regulationss. 1.162-27(e)(3)(i), or any successor regulation.

     2.14 "Participant" shall mean an employee of the Company or a member of the Board, including directors that are not employees of the Company, to whom an Award has been made under the Plan; provided, however, that in Section 8 of the Plan the meaning of the term Participant shall be limited to employees of the Company to whom an award of an incentive stock option has been made.

     2.15 "Plan" shall mean the Blessings Corporation 1997 Long-Term Incentive Plan.

     2.16 "Retirement" or "Retires" shall mean (i) cessation of active services as an employee, or for directors who are not employees of the Company, as a member of the Board, at or after age 65, or (ii) Early Retirement.

2.17     "SEC" shall mean the Securities and Exchange Commission.

     3. Effective Date and Duration of the Plan. The effective date of the Plan is March 12, 1997, subject to approval of the Plan by the shareholders of the Company at the Company's annual meeting of shareholders to be held on May 20, 1997, or any adjournment thereof. The Plan shall remain in effect until all Awards under the Plan have been satisfied by the issuance of shares, but no Award shall be granted more than ten years after the effective date of the Plan.

     4. Capital Stock Available for Awards. Subject to adjustment as provided in
Section 14, the number of shares of common stock of the Company for which Awards may be granted under the Plan shall not exceed 150,000. As soon as possible after adoption of the Plan by the Company's shareholders, the Company shall take whatever actions are necessary to file required documents with the SEC and any other appropriate governmental authorities and stock exchanges to make shares of stock available for issuance pursuant to Awards. Stock related to Awards that are forfeited, terminated, expire unexercised, or are settled in such a manner that all or some of the shares covered by an Award under this Plan are not issued to a Participant shall become immediately available for Awards under this Plan.
     5.        Administration.

                  5.1 The Plan shall be administered and interpreted by the Committee. The Committee shall have full and final authority in its discretion:
(i) to make and adopt rules and regulations for the  administration of the Plan;
(ii) to conclusively interpret the provisions of the Plan and to decide all questions of fact arising in its application; (iii) to determine the Participants to whom Awards shall be made under the Plan; (iv) to determine the type of Award to be made and the amount, size and terms of each such Award (including, but not limited to, any exercise price, grant price, or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability, or settlement of an Award, and waivers or accelerations thereof, based in each case on such conditions as the Committee shall determine); (v) to determine the time when Awards will be granted; (vi) to prescribe from time to time the form, and the terms, provisions and conditions not inconsistent with the Plan, of any Award Agreement; and (vii) to make all other determinations necessary or advisable for the administration of the Plan. The Committee may designate persons other than its members to carry out its responsibilities under such conditions or limitations as it may set other than its authority with regard to benefits granted to employees who are officers or directors of the Company for purposes of Section 16 of the Exchange Act.

                  5.2 No member of the Committee shall be liable for any action or determination taken or made in good faith with respect to the Plan or any Award made hereunder, and to the extent permitted by law, all members of the Committee shall be indemnified by the Company for any liability and expenses which may be incurred through any claim or cause of action.

        6. Eligibility. Participants shall be limited to (i) those officers and other key employees of the Company who are in positions in which their decisions, actions and efforts significantly contribute to the success of the Company, and (ii) directors of the Company, including directors that are not employees of the Company; provided, however, that only employee-Participants shall be eligible to receive grants of incentive stock options pursuant to
Section 8 of the Plan.

        7. Awards Under the Plan. The Committee shall determine the type or types of Awards to be made to each Participant and shall set forth in each Award Agreement the terms, conditions, and limitations applicable to each Award. Awards may be granted singly, in combination or in tandem. Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under any other option or incentive plan of the Company, including the plan of any acquired entity. Where both an incentive stock option and a non-qualified stock option are awarded at one time, such options shall be deemed to have been awarded in separate grants, shall be clearly identified, and in no event will the exercise of one such option affect the right to exercise the other such option.

        8. Incentive Stock Options. Incentive stock options, or substitutes therefor, are options to purchase shares of common stock of the Company which, in addition to being subject to applicable terms, conditions and limitations established by the Committee, comply with Section 422 of the Code. Only employee-Participants shall be eligible to receive grants of incentive stock options. Incentive stock options shall be evidenced by Award Agreements which shall contain in substance the following terms and conditions:


     8.1 Option Price. The purchase price per share of stock deliverable upon the exercise of an incentive stock option shall not be less than 100% of the Fair Market Value of the stock on the day the incentive stock option is granted.

     8.2 Exercise of Option. Each Award Agreement pursuant to which incentive stock options are granted shall state the period or periods of time within which the incentive stock option may be exercised by the Participant, in whole or in part, which shall be such period or periods of time as may be determined by the Committee, provided that the exercise period shall not end later than ten years after the date of the grant of the incentive stock option.

     8.3 Nontransferability. Each Award Agreement shall state that the incentive stock option is not transferable other than by will or the laws of descent and distribution, and during the lifetime of the Participant is exercisable only by the Participant.
                  8.4 Payment for Shares. Stock purchased pursuant to an incentive stock option shall be paid for in full in cash or, unless the Committee determines otherwise at or prior to the time of exercise, common stock of the Company at Fair Market Value or a combination thereof, in an amount or having a combined value equal to the aggregate purchase price for the shares subject to the incentive stock option or portion thereof being exercised.

                  8.5 Rights Upon Termination of Employment. In the event that a Participant ceases to be an employee of the Company for any reason other than death, Disability, Retirement or Involuntary Separation without Cause, all incentive stock options granted to the Participant shall lapse forthwith or at such other time as determined by the Committee. In the event employment ceases because a Participant Retires or is Involuntarily Separated without Cause, prior to expiration of the Participant's incentive stock option, without having fully exercised such incentive stock option, the Participant shall have the right to exercise the incentive stock option during its term within a period of three months after the date employment so ceased, to the extent that the incentive stock option was exercisable on the date employment ceased. In the event employment ceases because a Participant dies or suffers a Disability, prior to expiration of the Participant's incentive stock option, without having fully exercised such incentive stock option, the Participant, or the estate of the Participant, or any person to whom the incentive stock option may have been transferred by a will or by the laws of descent and distribution, shall have the right to exercise the incentive stock option during its term within a period of one (1) year after the date employment so ceased, to the extent that the incentive stock option was exercisable on the date employment ceased.

                  8.6      Individual Limitations.

     8.6.1 Notwithstanding anything herein to the contrary, to the extent that the aggregate Fair Market Value (determined as of the time the option is granted) of stock for which any Participant is granted incentive stock options that are exercisable for the first time during any calendar year (under all such plans of the Company) shall exceed $100,000 (such excess to be determined by taking incentive stock options into account in the order in which granted), such incentive stock options to such extent shall be treated as options which are not incentive stock options.

     8.6.2 Notwithstanding anything herein to the contrary, no incentive stock option shall be granted to any individual if at the time the incentive stock option is to be granted the individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary corporation unless at the time such incentive stock option is granted the option price is at least 110% of the Fair Market Value of the stock subject to the incentive stock option and such incentive stock option by its terms is not exercisable after the expiration of five years from the date such incentive stock option is granted.

             8.7 Code Compliance. Each Award Agreement pursuant to which incentive stock options are granted shall contain such other terms, conditions and provisions as the Committee may determine to be necessary or desirable in order to qualify such option as an incentive stock option within the meaning of
Section 422 of the Code, or the regulations thereunder. Notwithstanding Section 15, the Board shall have the power without further approval to amend the terms of the Plan or any Awards or Award Agreements thereunder for such purpose.

     9. Non-Qualified Stock Options. Non-qualified stock options, or substitutes therefore, are options to purchase shares of common stock of the Company which are not intended to comply with Section 422 of the Code. Non-qualified stock options shall be evidenced by Award Agreements which shall contain in substance the following terms and conditions:

     9.1 Option Price. The purchase price per share of stock deliverable upon the exercise of a non-qualified stock option shall be not less than 100% of the Fair Market Value of the stock on the day the non-qualified stock option is granted, as determined by the Committee.

     9.2 Exercise of Option. Each Award Agreement pursuant to which non-qualified stock options are granted shall state the period or periods of time within which the non-qualified stock option may be exercised by the Participant, in whole or in part, which shall be such period or periods of time as may be determined by the Committee at the time of grant, provided that the exercise period shall not end later than ten years after the date of the grant of the non-qualified stock option.

                  9.3 Payment for Shares. Stock purchased pursuant to a non-qualified stock option shall be paid for in full in cash or, unless the Committee determines otherwise at or prior to the time of exercise, in common stock of the Company at Fair Market Value or a combination of cash and such common stock, in an amount or having a combined value equal to the aggregate purchase price for the shares subject to the non-qualified stock option or portion thereof being exercised.

                  9.4 Rights Upon Termination of Employment of Employee-Participants. In the event that an employee-Participant ceases to be an employee of the Company for any reason other than death, Disability, Retirement or Involuntary Separation without Cause, all non-qualified stock options granted to such Participant shall lapse forthwith or at such other time as determined by the Committee. In the event employment ceases because an employee-Participant dies, Retires, suffers a Disability, or is Involuntarily Separated without Cause prior to expiration of the Participant's non-qualified stock option, without having fully exercised such non-qualified stock option, the Participant (or the estate of the Participant, or any person to whom the option may have been transferred by a will or by the laws of descent and distribution) shall have the right to exercise the non-qualified stock option during its term within a period of three months after the date employment so ceased, to the extent that the non-qualified stock option was exercisable on the date employment ceased. The Committee, however, in its discretion, may provide that any non-qualified stock options outstanding but not yet exercisable upon the death, Disability, Retirement or Involuntary Separation without Cause of the Participant may become exercisable in accordance with a schedule to be determined by the Committee. Such privileges shall expire unless exercised within such period of time as may be established by the Committee.

                  9.5 Accelerated Vesting and Forfeiture for Non-Employee Directors. Any other provision of this Plan notwithstanding, all shares of common stock of the Company available under any non-qualified stock option granted to a director-Participant that is not an employee of the Company shall automatically vest on account of (i) death, (ii) Disability, or (iii) Retirement. In the event a director-Participant who is not an employee of the Company ceases to be a member of the Board for any other reason, shares of common stock of the Company subject to a non-qualified stock option which have not vested on the date of termination shall thereafter cease to be available under the non-qualified stock option and shall be forfeited by the director.

                  9.6 Cashless Exercise. To the extent permitted under Section 16 of the Exchange Act and the rules and regulations promulgated thereunder by the SEC, and with the consent of the Committee, the Company agrees to cooperate in a "cashless exercise" of a non-qualified stock option. The cashless exercise shall be effected by the Participant delivering to a registered securities broker acceptable to the Company instructions to sell a sufficient number of shares of stock to cover the costs and expenses associated therewith.

       10.        General Restrictions.

                  10.1 Conditions on Company's Obligations. The Company's obligations with respect to each Award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of common stock subject or related thereto upon any securities exchange or under any state or federal law,
(ii) the consent or approval of any government regulatory body, or (iii) an agreement by the recipient of an Award with respect to the disposition of shares of common stock, is necessary or desirable as a condition of or in connection with the granting of such Award, such Award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

                  10.2 Per Participant Limitation on Stock Options. Notwithstanding anything in this Plan to the contrary, no Participant shall receive incentive stock options and non-qualified stock options that, in the aggregate, grant the Participant the option to purchase in excess of 10,000 shares of common stock of the Company in any given year the Plan is in effect.

       11. Rights To Terminate Employment and Board Membership. Nothing in the Plan or in any Award Agreement or other agreement entered into pursuant to the Plan shall confer upon any employee-Participant the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of such Participant, nor confer upon any director the right to continue as a member of the Board. So long as an employee-Participant shall continue to be an employee of the Company, any Award granted to such Participant shall not be affected by any change of the Participant's duties or position.

       12. Withholding. Whenever the Company proposes or is required to issue or transfer shares of common stock under the Plan, the Company shall have the right to require the Participant to remit to the Company an amount sufficient to satisfy any federal, state and/or local tax withholding requirements prior to the delivery of any certificate for such shares or, in the discretion of the Committee, the Company may withhold from the shares to be delivered shares sufficient to satisfy all or a portion of such tax withholding requirements.

       13. Non-Uniform Determination. The Committee's determinations under the Plan (including without limitation determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms, provisions and conditions of such Awards, the agreements evidencing same, and the establishment of values and performance targets) need not be uniform and may be made by it selectively among Participants who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

       14. Adjustments. In the event of any change in the outstanding common stock of the Company by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like, in which the number of shares held by the Company's shareholders prior to such event is affected by such event, then the Committee shall adjust the number of shares of common stock which may be issued under the Plan and shall provide for an equitable adjustment of any outstanding Award or the number or kind of shares issuable pursuant to an outstanding Award under the Plan.

       15. Amendment. The Board may amend, alter, suspend or terminate the Plan or the Committee's authority to grant Awards under the Plan, except that any such amendment, alteration, suspension or termination shall be subject to the ratification or approval of the Company's shareholders if such shareholder ratification or approval is required by any federal or state law or regulation, including without limitation Section 162(m) of the Code and SEC Rule 16b-3 under the Exchange Act, or the rules of any stock exchange or automated quotation system on which the common stock of the Company may then be listed or quoted, or if the Board otherwise in its discretion determines for any other reason to submit such changes to the Plan to shareholders for approval or ratification. The amendment, alteration, suspension or termination of the Plan shall not, without the consent of a Participant, affect the Participant's rights under an Award previously granted.

       16.        Change of Control.

     16.1 Notwithstanding any other provision of the Plan, if there is a Change of Control, as defined below, of the Company, all outstanding stock options shall become exercisable immediately prior to the consummation of the Change of Control.
     16.2 A "Change of Control" of the Company shall be deemed to have occurred upon the happening of any of the following events:

     (i) The Board of Directors determines, as a result of one or more transactions or events, that Williamson-Dickie Manufacturing Company no longer controls the Company; or
     (ii) upon the approval by the Company's shareholders of a sale or disposition of all or substantially all of the Company's assets or a plan of liquidation or dissolution of the Company.

     17. Effect on Other Plans. Participation in the Plan shall not affect an employee's or director's eligibility to participate in any other benefit or incentive plan of the Company, and any Awards made pursuant to the Plan shall not be used in determining the benefits provided under any other plan of the Company unless specifically provided.

       18. Compliance With Exemptive Rules Under Section 16 of the Exchange Act. It is the intent of the Company that transactions involving equity securities under the Plan by persons subject to Section 16 of the Exchange Act be exempt under Rule 16b-3 under the Exchange Act. Accordingly, if any provision of the Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 as then applicable to such a transaction, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements with respect to such transaction.

     19. Governing Law. To the extent that federal laws do not otherwise control, the Plan shall be governed by and construed in accordance with the laws of the State of Delaware.